EXHIBIT 10.1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH ASTERISKS (***).

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AMENDMENT TO GAS GATHERING AGREEMENT

This AMENDMENT (“Amendment”) to the Gas Gathering Agreement between Kerr-McGee Gathering LLC (“Gatherer”) and Kerr-McGee Oil & Gas Onshore LP (“Shipper”), dated July 1, 2010 (“Agreement”), is effective on March 1, 2018 (“Amendment Effective Date”). Gatherer and Shipper may each be referred to in the singular sense as a “Party” or in the collective sense as the “Parties.”

For additional consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.Capitalized terms not defined in this Amendment have the same meaning as set forth in the Agreement.

2.Section 1 of the Commercial Terms is deleted in its entirety and replaced as follows:

Section 1. This Agreement commences on the Effective Date and terminates on the later to occur of: (a) the last day of the 120th Month in which the North Core Minimum Monthly Volume applies; or (b) the termination date of the last effective SRC Service Level (including any extensions therein) pursuant to the Base Contract for Gas Processing between Shipper, Gatherer, and WGR Asset Holding Company LLC dated to be effective on August 1, 2017.

3.Section 2 of the Commercial Terms is amended by deleting the words “or Shipper’s affiliates” from the last line of Section 2.1(A).

4.Section 2 of the Commercial Terms is amended as follows by adding a new Section 2.1(C):

2.1(C). Shipper expressly dedicates to the performance of this Agreement: (i) all “North Core Dedicated Wells” described on Exhibit A-2; (ii) all Gas produced or producible from North Core Dedicated Wells; and (iii) all Gas produced or producible from Shipper-operated Wells within the North Core Dedicated Area that is owned or controlled by Shipper.

5.	A new Section 3(E) is added to the Commercial Terms as follows:

3(E). North Core.

3(E)(1). Shipper shall pay Gatherer a monthly gathering fee (“North Core Gathering Fee”) computed as the product of: (a) the MMBtu equivalent of the North Core Receipt Point Volume for such Month multiplied by (b) the applicable gathering rates set forth in Section 3.C.1 of the Commercial Terms.

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3(E)(2). If the North Core Receipt Point Volume for a particular Month is less than the applicable North Core Minimum Monthly Volume for such Month (“North Core Volumetric Deficiency”), then Shipper shall, in addition to the North Core Gathering Fee for such Month, pay Gatherer a deficiency fee computed as the product of: (a) the MMBtu equivalent of North Core Volumetric Deficiency for such Month (based on the average MMBtu equivalent of the Gas actually delivered during such Month, or if no Gas is delivered during such Month, during the most recent Month during which Gas was delivered) multiplied by (b) the applicable gathering rates set forth in Section 3.C.1 of the Commercial Terms. This Section 3(E)(2) shall not be applicable after the last Day of the Month during which the sum of (a) Shipper’s aggregate North Core Receipt Point Volumes plus (b) Shipper’s aggregate North Core Volumetric Deficiency volumes for which deficiency fees have been remitted, exceeds *** Mcf.

3(E)(3). If the North Core Receipt Point Volume for a particular Month exceeds the applicable North Core Minimum Monthly Volume for such Month (“North Core Volumetric Excess”), then Gatherer shall carry forward and apply such North Core Volumetric Excess to reduce North Core Volumetric Deficiencies occurring in subsequent Months. For purposes of the carry forward and application set forth herein, each North Core Volumetric Excess: (i) will be carried forward and applied, in part or in full until fully eliminated, on a first-in first-out basis by reference to and in priority of the Month of its occurrence; (ii) will expire, and will no longer be carried forward, refunded, offset, recouped, or utilized in any manner, after the last Day of the ***th Month following the Month of its occurrence; and (iii) as applied, either singly or in the aggregate with the application of other North Core Volumetric Excesses, may not exceed ***% of the applicable North Core Minimum Monthly Volume for such Month.

3(E)(4). If Gatherer is unable to accept delivery of the entirety of the North Core Receipt Point Volume during a particular Month due to unavailability of gathering capacity on the System, and such unavailability is not caused by Shipper or Shipper’s downstream marketing or transportation arrangements, then the North Core Volumetric Deficiency for such Month will be the positive difference (if any) of (i) the aggregate capacity available to gather the applicable North Core Minimum Monthly Volumes less (ii) the aggregate volume of North Core Receipt Point Volumes.

3(E)(5). The gathering and deficiency fees described in this Section 3(E) are applicable only to North Core Receipt Point Volumes, and Shipper shall not pay any gathering fees other than the gathering fees set forth in this Section 3(E) with respect to such North Core Receipt Point Volumes.

3(E)(6). Except as provided in Section 3(E)(9), Shipper’s payment obligations herein that are determined by reference to the North Core Minimum Monthly Volume shall not be subject to downward adjustment for any reason, including Shipper’s conveyance or assignment to a third party of an interest in the North Core Dedicated Area or a North Core Dedicated Well, shut in or abandonment of a North Core Dedicated Well, cessation of production from a North Core Dedicated Well resulting from future rules, orders or laws of governmental, judicial, or regulatory authorities (federal, state or local) or the actions or omissions of such governmental, judicial, or regulatory authorities, or any event or condition of Shipper’s Force Majeure.

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3(E)(7). Notwithstanding anything to the contrary in the Agreement, Shipper may elect to terminate the entirety of the commercial terms set forth in this Section 3(E), other than the terms of this Section 3(E)(7), by delivering written notice to Gatherer on or before February 28, 2019. Upon such termination Shipper shall have no further obligation to deliver the North Core Minimum Monthly Volume or to make payment pursuant to Section 3(E)(2), and Shipper shall reimburse Gatherer for all non-recoverable capital costs actually incurred as of the date of such termination (plus all post-termination capital costs related to winding down, demobilization, and payment for materials ordered prior to termination) in connection with Gatherer’s construction and installation of facilities to gather Shipper’s production within the North Core Project Area, provided that the amount of such reimbursement shall not exceed $*** if notice of termination is given on or before August 31, 2018, and shall not exceed $*** if notice of termination is given after August 31, 2018 and on or before February 28, 2019. In addition to Shipper’s reimbursement of Gatherer’s non-recoverable capital costs as set forth in this Section 3(E)(7), Shipper shall also pay Gatherer an amount equal to ***% of such non-recoverable capital costs. Gatherer shall deliver an invoice and supporting documentation to Shipper for all reimbursements pursuant to this Section 3(E)(7), and Shipper shall remit payment of such reimbursements on or before the 30th day following receipt of such invoice.

3(E)(8). Notwithstanding anything to the contrary in the Agreement, (i) if Shipper is unable, in whole or in part, to drill or complete additional wells within the North Core Project Area; or (ii) if Gatherer is unable, in whole or in part, to connect to, or gather Gas from, additional wells within the North Core Project Area, in either case as a result of future rules, orders or laws of governmental, judicial, or regulatory authorities (federal, state or local) or the actions or omissions of such governmental, judicial, or regulatory authorities, then the affected Party may deliver written notice (“Notice”) to the other Party of such inability. On or before the 30th Day following delivery of such Notice by either Party, Shipper shall provide Gatherer its projected volumes from the North Core Project Area for the period commencing on the first Day of the Month following the Month in which the Notice is provided and ending on the last day of the 120th Month for which Shipper is obligated to deliver the North Core Minimum Monthly Volume.

3(E)(9). On or before the first day of the Month following the 90th Day following Gatherer’s receipt of Shipper’s projected volumes pursuant to Section 3(E)(8), Gatherer shall calculate a before-tax internal rate of return from the Amendment Effective Date to the last day of the 120th Month for which Shipper is obligated to deliver the North Core Minimum Monthly Volume, based upon: (i) actual free cash flow from the Amendment Effective Date to the last Day of the Month in which the Notice was provided, computed as gross revenues received by Gatherer from Shipper within the North Core Project Area, net of associated operating expenditures, ad valorem taxes and capital expenditures; and (ii) projected free cash flow from the first Day of the Month following the Month in which the Notice was provided to the last day of such 120th Month, computed as gross revenues from within the North Core Project Area based upon Shipper’s projected volumes, net of associated operating expenditures, ad valorem taxes and capital investment. If such calculated before-tax internal rate of return is more or less than ***%, then the Parties shall amend Shipper’s North Core Minimum Monthly Volume obligation set forth in Exhibit B-2 to reflect prospective North Core Minimum Monthly Volume obligations for all Months after the Month in which the

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Notice was provided that result in Gatherer’s before-tax internal rate of return from the Amendment Effective Date to the last Day of such 120th Month being equal to ***%.

6.	The following defined terms are added to the General Terms and Conditions:

“North Core Dedicated Area” has the meaning set forth on Exhibit A-2.

“North Core Dedicated Wells” has the meaning set forth on Exhibit A-2.

“North Core Gathering Fee” has the meaning set forth in Section 3(E)(1) of the Commercial Terms.

“North Core Minimum Monthly Volume” means the volume in Mcf set forth on Exhibit B-2 for the applicable Month and Year beginning on the first to occur of (i) the Month immediately following the first delivery of North Core Receipt Point Volume hereunder or (ii) November 1, 2020.

“North Core Project Area” means the lands within the bounds of T4N R67W 6th PM, T4N R68W 6th PM, T5N R67W 6th PM, and T5N R68W 6th PM (specifically excluding Sections 25, 26, and 27 of T4N R68W, 6th PM).

“North Core Receipt Point Volume” means the volume in Mcf of Dedicated Production produced from North Core Dedicated Wells that is delivered and accepted at the Receipt Points.

“North Core Volumetric Deficiency” has the meaning set forth in Section 3(E)(2) of the Commercial Terms.

“North Core Volumetric Excess” has the meaning set forth in Section 3(E)(3) of the Commercial Terms.

“Notice” has the meaning set forth in Section 3(E)(8) of the Commercial Terms.

7.The defined terms “Dedicated Production” and “Wells” in the General Terms and Conditions are stricken in their entirety and replaced with the following:

“Dedicated Production” means all Gas now or hereinafter owned, controlled or produced by Shipper: (i) from all Dedicated Wells located within the Dedicated Area; (ii) from all Wilson Ranch Dedicated Wells located within the Wilson Ranch Dedicated Area; and (iii) from all North Core Dedicated Wells located within the North Core Dedicated Area; with the exception of Gas required for operations on the leasehold, pressure maintenance, and the fulfillment of Shipper’s obligations to Shipper’s lessor.

“Well” means an oil or gas well. For purposes of this Agreement, the location of a well is determined by reference to the location of its wellbore.

8.Exhibit A-2 “North Core Dedicated Wells and North Core Dedicated Area” is attached hereto and incorporated into the Agreement.

9.Exhibit B-2 “North Core Minimum Monthly Volume” is attached hereto and incorporated into the Agreement.

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10.Except as amended herein, all other provisions of the Agreement remain in full effect as originally written or previously amended.

11.This Amendment shall be construed, enforced, and interpreted according to the laws of the State of Texas, without regard to the conflicts of law rules thereof.

12.The Agreement constitutes the entire agreement between and among the Parties regarding the subject matter herein.

13.The Parties may execute and deliver this Amendment in any number of counterparts, including facsimile and *.pdf format counterparts, each of which is deemed an original, but all of which constitute one and the same instrument.

[Execution Page Follows]

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The Parties have executed this AMENDMENT to be effective on the Amendment Effective Date.

GATHERER KERR-MCGEE GATHERING LLC		SHIPPER KERR-MCGEE OIL & GAS ONSHORE LP

By:	/s/ Gennifer Kelly	By:	/s/ Carrie Horton
Name:	Gennifer Kelly	Name:	Carrie Horton
Title:	Senior Vice President and Chief Operating Officer	Title:	Vice President, DJ Basin Development

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EXHIBIT A-2

North Core Dedicated Wells

1.“North Core Dedicated Wells” means Shipper’s interests in all Wells connected to the System within the North Core Project Area, now or in the future, in which Shipper owns or controls Gas, in and to all depths and formations respecting such interests.

2.“North Core Dedicated Area” means the area within the greater of (a) a one-mile radius extending from each North Core Dedicated Well existing now or in the future or (b) a one-mile radius extending from any point on the System, as it exists now or in the future.

[End of Exhibit A-2]

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EXHIBIT B-2

North Core Minimum Monthly Volume (Mcf)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Month 1	***	***	***	***	***	***	***	***	***	***
Month 2	***	***	***	***	***	***	***	***	***	***
Month 3	***	***	***	***	***	***	***	***	***	***
Month 4	***	***	***	***	***	***	***	***	***	***
Month 5	***	***	***	***	***	***	***	***	***	***
Month 6	***	***	***	***	***	***	***	***	***	***
Month 7	***	***	***	***	***	***	***	***	***	***
Month 8	***	***	***	***	***	***	***	***	***	***
Month 9	***	***	***	***	***	***	***	***	***	***
Month 10	***	***	***	***	***	***	***	***	***	***
Month 11	***	***	***	***	***	***	***	***	***	***
Month 12	***	***	***	***	***	***	***	***	***	***

[End of Exhibit B]